Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of LegalZoom.com, Inc. of our report dated March 24, 2022 relating to the financial statements, which appear in LegalZoom.com, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2021.
/s/ PricewaterhouseCoopers LLP

Los Angeles, California
March 24, 2022